EXHIBIT 99.2

Bryn Mawr Bank Corporation

Bryn Mawr, Pennsylvania

Consolidated Statements of Income

	Period ended June 30 (unaudited) ($000omitted*)		Change
	2003	2002**	$	%
Interest income:
Interest and fees on loans	$14,023	$13,751	$272	2%
Interest on federal funds sold	57	63	(6)	-10%
Interest on investment securities	439	577	(138)	-24%
Dividend income	22	35	(13)	-37%

Total interest income	14,541	14,426	115	1%
Interest expense	2,195	2,167	28	1%

Net interest income	12,346	12,259	87	1%
Loan loss provision	500	500	0	0%

Net interest income after loan loss provision	11,846	11,759	87	1%

Other income:
Fees for trust services	4,661	4,234	427	10%
Other operating income	10,128	5,688	4,440	78%

Total other income	14,789	9,922	4,867	49%

Other expenses:
Salaries and employee benefits	10,157	9,077	1,080	12%
Occupancy expense	1,923	1,863	60	3%
Other operating expenses	5,949	3,396	2,553	75%

Total other expenses	18,029	14,336	3,693	26%

Income from continuing operations before income taxes	8,606	7,345	1,261	17%
Applicable income taxes	3,008	2,513	495	20%

Income from continuing operations	5,598	4,832	766	16%
(Loss) income from discontinued operations net of taxes	(2,120)	33	(2,153)	0%

Net income	3,478	4,865	(1,387)	-29%

Earnings per common share
Income from continuing operations	$1.29	$1.11	$0.18	16%
(Loss) income from discontinued operations	($0.49)	$0.01	($0.50)	0%

Total earnings per common share	$0.80	$1.12	($0.32)	-28%

Diluted earnings per common share
Income from continuing operations	$1.27	$1.10	$0.17	16%
(Loss) income from discontinued operations	($0.48)	$0.01	($0.49)	0%

Total diluted earnings per common share	$0.79	$1.11	$0.32	-28%

Dividends declared per share	$0.40	$0.38	$0.02	5%

Weighted-average shares outstanding	4,328,968	4,335,599	(6,631)
Dilutive potential common shares	64,592	61,581	3,011

Adjusted weighted-average shares	4,393,560	4,397,180	(3,620)

*	Except for share and per share data
**	Reclassified for comparative purposes

Bryn Mawr Bank Corporation

Bryn Mawr, Pennsylvania

Consolidated Balance Sheets

	June 30 ($000 omitted) (unaudited)		Change
	2003	2002**	$	%
Assets
Cash and due from banks	$39,363	$33,957	$5,406	16%
Interest-bearing deposits with other banks	284	607	(323)	-53%
Federal funds sold	16,600	0	16,600	0%
Investment securities	22,776	24,124	(1,348)	-6%
Loans	485,933	423,589	62,344	15%
Less: Allowance for loan loss	(6,576)	(5,419)	(1,157)	21%

Net loans	479,357	418,170	61,187	15%
Premises and equipment, net	12,200	12,008	192	2%
Accrued interest receivable	2,190	2,252	(62)	-3%
Other assets	11,189	10,613	576	5%
Assets of discontinuted operations	2,460	4,296	(1,836)	-43%

Total Assets	$586,419	$506,027	$80,392	16%

Liabilities and shareholders’ equity
Demand deposits	$153,520	$122,733	$30,787	25%
Savings and time deposits	360,385	294,038	66,347	23%

Total Deposits	513,905	416,771	97,134	23%
Borrowed funds	0	21,000	(21,000)	-100%
Other liabilities	9,738	7,652	2,086	27%
Liabilities of discontinued operations	12	1	11	100%
Shareholders’ equity
Common stock	5,549	5,522	27	0%
Surplus	11,472	10,686	786	7%
Accumulated other
Comprehensive income, net of deferred income taxes	(88)	246	(334)	-136%
Retained earnings	65,228	59,709	5,519	9%

	82,161	76,163	5,998	8%
Less common stock in treasury, at cost	(19,397)	(15,560)	(3,837)	25%

Total shareholders’ equity	62,764	60,603	2,161	4%

Total liabilities and shareholders’ equity	$586,419	$506,027	$80,392	16%

Outstanding standby letters of credit	$10,182	$13,302	($3,120)	-23%

**	Reclassified for comparative purposes

Bryn Mawr Bank Corporation

Bryn Mawr, Pennsylvania

Consolidated Statements of Income

	Quarter ended June 30 (unaudited) ($000 omitted*)		Change
	2003	2002**	$	%
Interest income:
Interest and fees on loans	$7,012	$6,938	$74	1%
Interest on federal funds sold	32	24	8	33%
Interest on investment securities	210	267	(57)	-21%
Dividend income	10	18	(8)	-44%

Total interest income	7,264	7,247	17	0%
Interest expense	1,099	1,013	86	8%

Net interest income	6,165	6,234	(69)	-1%
Loan loss provision	250	250	0	0%

Net interest income after loan loss provision	5,915	5,984	(69)	-1%

Other income:
Fees for trust services	2,336	2,131	205	10%
Other operating income	5,111	3,039	2,072	68%

Total other income	7,447	5,170	2,277	44%

Other expenses:
Salaries and employee benefits	4,768	4,446	322	7%
Occupancy expense	938	940	(2)	0%
Other operating expenses	3,465	2,048	1,417	69%

Total other expenses	9,171	7,434	1,737	23%

Income from continuing operations before income taxes	4,191	3,720	471	13%
Applicable income taxes	1,454	1,268	186	15%

Income from continuing operations	2,737	2,452	285	12%
(Loss) income from discontinued operations net of taxes	(1,928)	4	(1,932)	0%

Net income	809	2,456	(1,647)	-67%

Earnings per common share
Income from continuing operations	$0.63	$0.56	$0.07	13%
(Loss) income from discontinued operations	$(0.45)	$0.00	$(0.45)	0%

Total earnings per common share	$0.18	$0.56	($0.38)	-67%

Diluted earnings per common share
Income from continuing operations	$0.62	$0.55	$0.07	13%
(Loss) income from discontinued operations	$(0.44)	$0.00	$(0.44)	0%

Total diluted earnings per common share	$0.18	$0.55	($0.37)	-67%

Dividends declared per share	$0.20	$0.19	$0.01	5%

Weighted-average shares outstanding	4,315,126	4,360,573	(45,447)
Dilutive potential common shares	66,189	75,693	(9,504)

Adjusted weighted-average shares	4,381,315	4,436,266	(54,951)

*	Except for share and per share data
**	Reclassified for comparative purposes